UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 9, 2025

Date of Report (Date of earliest event reported)

Muncy Columbia Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 East Street

Bloomsburg, PA 17815

(Address of principal executive offices)

570-784-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 9, 2025, Journey Bank (the “Bank”), the wholly-owned banking subsidiary of Muncy Columbia Financial Corporation (the “Company”), entered into (a) with Lance O. Diehl, President and Chief Executive Officer of the Company and the Bank, a Second Amendment to 2022 Supplemental Executive Retirement Plan, a Fourth Amendment to Supplemental Executive Retirement Agreement dated April 15, 2003, and a Participation Agreement relating to The Muncy Bank and Trust Company 2019 Executive Split Dollar Life Insurance Plan assumed by Journey Bank in connection with the 2023 merger of The Muncy Bank and Trust Company and First Columbia Bank & Trust Co. (the “2019 Split Dollar Plan”); and (b) with Jeffrey T. Arnold, Executive Vice President and Treasurer of the Company and Senior Executive Vice President of Finance and Risk Management of the Bank, a Fifth Amendment to Supplemental Executive Retirement Agreement and a Participation Agreement relating to the 2019 Split Dollar Plan.

The Second Amendment to Mr. Diehl’s 2022 Supplemental Executive Retirement Plan (the “Second Amendment”) substitutes a new Schedule A benefits schedule eliminating therefrom the lump sum death benefit provided for in the current Schedule A benefits schedule and amends Section 2.5 of the plan to provide that in the event of Mr. Diehl’s death prior to a separation from service, disability or change in control, his beneficiary will be entitled to a death benefit in an amount equal to his accrued benefit as of date of death. "Accrued benefit" is defined as the dollar value of the liability that should be accrued by the Bank, under generally accepted accounting principles, for the Bank’s obligation to Mr. Diehl under the plan, calculated by applying accounting Standards Codification 710-10 and a discount rate of 4.36% (the Bank may adjust the discount rate to maintain the rate within reasonable standards according to GAAP and applicable bank regulatory guidance). The current amount of his accrued benefit under the plan is $419,592.

The Second Amendment also amends the forfeiture provision set forth in Section 7.10 of the plan to replace the restrictive covenants incorporated by reference into the plan from his employment agreement (including the two (2) year post-termination noncompete provision set forth in his Employment Agreement), with a new provision providing for the forfeiture of benefits under the plan that have not yet been paid if, during any period of employment with the Bank and continuing after the termination of his employment throughout the period during which the benefit otherwise would be payable and without the Bank’s prior written consent, he would compete within a fifty (50) mile radius of any branch banking office of the Bank, or solicit any customers, clients or referral sources of the Bank to divert their business from the Bank, or solicit any employee of the Bank to leave the employ of the Bank. These restrictions, however, will not apply following a “change of control” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). A copy of the Second Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Fourth Amendment to Mr. Diehl’s Supplemental Executive Retirement Agreement dated April 15, 2003 similarly amends the forfeiture provision set forth in Section 10.4 of the Agreement. A copy of the Fourth Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

The Fifth Amendment to Mr. Arnold’s Supplemental Executive Retirement Agreement (the “Fifth Amendment”) amends paragraph 10 of his Supplemental Executive Retirement Agreement to provide for the payment of the following death benefits to his beneficiary:

•	Death Before Normal Retirement Age (65) – the accrued benefit as of the date of death.
•	Death After Normal Retirement Age, But Before Receipt of Retirement Benefits – the retirement benefit provided for under paragraph 1 of the Supplemental Executive Retirement Agreement.
•	Death Following Normal Retirement Age, But After Receipt of Retirement Benefits – the unpaid balance of the retirement benefit provided for under paragraph 1 of the Supplemental Executive Retirement Agreement.
•	Death After Change of Control, But Prior to Receipt of Retirement Benefits – the accrued benefit as of date of death.

“Accrued benefit” is defined for Mr. Arnold by the Supplemental Executive Retirement Agreement the same as for Mr. Diehl. The current amount of Mr. Arnold’s accrued benefit under the Supplemental Executive Retirement Agreement is $582,355. “Retirement benefit” is defined by the Supplemental Executive Retirement Agreement as $90,000 per year for 15 years.

The Fifth Amendment also amends the forfeiture provision set forth in Section 7.2D of Mr. Arnold’s Supplemental Executive Retirement Agreement to eliminate the requirement that there be a separation of employment in connection with a Change of Control in order for the restrictive covenant provision not to apply. In connection with that amendment, the definition of Change of Control was amended to mean a change in the ownership or control of the Bank, or ownership of a substantial portion of the assets of the Bank, as such change is defined in Code Section 409A, and Section 2.B of the agreement was amended to provide that Mr. Arnold must be a senior executive officer of the Bank, rather than his former position of chief financial officer, in order to trigger the Change of Control vesting provision of the agreement. A copy of the Fifth Amendment is attached hereto as Exhibit 10.3 and incorporated herein by reference.

The 2019 Split Dollar Plan is a compensation tool intended to retain and reward certain employees of the Bank by providing for the payment of a portion of the death proceeds of certain bank owned life insurance policies to the employees’ designated beneficiaries. Participation in the plan is limited to those employees selected by the Bank’s board of directors. The imputed economic benefit of the life insurance premium paid by the Bank with respect to a participant is included in the participant’s W-2 income on an annual basis. Participation in the plan will terminate if the participant becomes subject to a removal or prohibition order issued by a state or federal bank regulatory agency; if the participant commits suicide within two years after the date of the Plan; if the insurer denies coverage for material misstatements of fact made by the participant in any application for insurance or for other valid reasons; if the Bank terminates the participant’s employment for cause; or if the participant violates certain noncompetition, nonsolicitation and nondisclosure covenants. A copy of the 2019 Split Dollar Plan is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Every participant in the 2019 Split Dollar Plan, including Mr. Diehl and Mr. Arnold, has entered into the same basic Participation Agreement form. A copy of the Participation Agreement form is attached hereto as Exhibit 10.5 and incorporated herein by reference. The Participation Agreement form provides for the payment of the following death benefits to a participant’s beneficiary:

•	Death Prior to Separation from Service – the lesser of (i) 350% of the participant’s base annual salary less $50,000, or (ii) the net death proceeds, but not more than $900,000.
•	Death After Separation from Service after Vesting Date – the lesser of (i) 200% of the participant’s base annual salary, or (ii) the net death proceeds, but not more than $900,000.
•	Death After Separation from Service before Vesting Date – no benefit.

“Net death proceeds” is defined by the plan as the total death proceeds of the participant’s life insurance policies minus the greater of (i) the policies’ cash surrender value or (ii) the aggregate premiums paid by the Bank on the policies. The “vesting date” is defined by the plan as the earliest of (i) the date the Participant attains age 65 or, if later, 5 years of participation; (ii) the date the sum of the participant’s age and years of service equals 70 or, if later, 5 years of participation, (iii) the date of the participant’s disability; (iv) the date of a change of control; or (v) such other date as the board of directors of the Bank may determine. Mr. Diehl’s Participation Agreement, however, provides that his vesting date is the earliest of (i) the date he attains age 60; (ii) the date of his disability; (iii) the date of a change in control; or (iv) such other date as the board of directors of the Bank may determine.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to 2022 Supplemental Executive Retirement Plan dated March 15, 2022 between Lance Diehl and Journey Bank

10.2	Fourth Amendment to Supplemental Executive Retirement Agreement dated April 15, 2003 between Lance Diehl and Journey Bank

10.3	Fifth Amendment to Supplemental Executive Retirement Agreement dated December 15, 2010 between Jeffrey Arnold and Journey Bank

10.4	The Muncy Bank and Trust Company 2019 Executive Split Dollar Life Insurance Plan

10.5	Form of Participation Agreement under The Muncy Bank and Trust Company 2019 Executive Split Dollar Life Insurance Plan

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 9, 2025	Muncy Columbia Financial Corporation

	By:	/s/ Joseph K. O’Neill, Jr.
	Name:	Joseph K. O’Neill, Jr.
	Title:	Executive Vice President and Chief Financial Officer

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